Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Ines Gutzmer
Investor Relations	Media Relations
(404) 885-8453	(404) 885-8325
trevor.burns@equifax.com	ines.gutzmer@equifax.com

ATLANTA, April 25, 2018 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2018.

“I am excited to join the Equifax team as CEO at such a pivotal time in the company’s history. Our first quarter operating results were better than expected and reflect the team’s focus on delivering on financial commitments while continuing to make significant progress enhancing our data security and information technology infrastructure. During the quarter, we invested significantly in data security and IT infrastructure enhancements, and also took strong steps towards rebuilding the trust and confidence with consumers, customers and partners.” said Mark W. Begor, Chief Executive Officer at Equifax. “Our first quarter results are a strong step forward but we still have work to do to improve our infrastructure and regain the trust of our customers, partners, and consumers. Over the coming months, my focus will be to accelerate investments to enhance our infrastructure and data security while focusing the broader team on our core growth initiatives. I am committed to bringing Equifax to industry leadership in data security and information technology while improving our relationship with consumers, customers, and partners. As a custodian of consumer and customer information, protecting sensitive consumer data is a central priority for Equifax and me personally."

Financial Results Summary

The company reported revenue of $865.7 million in the first quarter of 2018, a 4 percent increase compared to the first quarter of 2017 on a reported basis and 3 percent on a local currency basis.

First quarter diluted EPS attributable to Equifax was $0.75, down 40 percent compared to the first quarter of 2017.

Net income attributable to Equifax of $90.9 million was down 41 percent compared to the first quarter of 2017.

USIS first quarter results

•
Total revenue was $306.9 million in the first quarter of 2018 compared to $310.1 million in the first quarter of 2017, a decrease of 1 percent. Operating margin for USIS was 36.1 percent in the first quarter of 2018 compared to 41.8 percent in the first quarter of 2017. Adjusted EBITDA margin for USIS was 44.1 percent in the first quarter of 2018 compared to 48.6 percent in the first quarter of 2017.

•	Online Information Solutions revenue was $219.7 million, down 2 percent compared to the first quarter of 2017.

•	Mortgage Solutions revenue was $41.7 million, up 8 percent compared to the first quarter of 2017.

•	Financial Marketing Services revenue was $45.5 million, down 2 percent compared to the first quarter of 2017.

International first quarter results

•
Total revenue was $244.5 million in the first quarter of 2018, up 13 percent compared to the first quarter of 2017 and a 9 percent increase on a local currency basis. Operating margin for International was 15.0 percent in the first quarter of 2018, compared to 13.8 percent in the first quarter of 2017. Adjusted EBITDA margin for International was 29.4 percent in the first quarter of 2018, compared to 31.2 percent in the first quarter of 2017.

•	Asia Pacific revenue was $82.4 million, up 14 percent compared to the first quarter of 2017 and up 11 percent on a local currency basis.

•	Europe revenue was $70.6 million, up 15 percent compared to the first quarter of 2017 and up 1 percent on a local currency basis.

•	Latin America revenue was $56.0 million, up 10 percent compared to the first quarter of 2017 and up 15 percent on a local currency basis.

•	Canada revenue was $35.5 million, up 13 percent compared to the first quarter of 2017 and up 8 percent on a local currency basis.

Workforce Solutions first quarter results

•
Total revenue was $211.1 million in the first quarter of 2018, a 6 percent increase compared to the first quarter of 2017. Operating margin for Workforce Solutions was 42.7 percent in the first quarter of 2018 compared to 44.7 percent in the first quarter of 2017. Adjusted EBITDA margin for Workforce Solutions was 48.9 percent in the first quarter of 2018 compared to 50.2 percent in the first quarter of 2017.

•	Verification Services revenue was $128.4 million, up 12 percent compared to the first quarter of 2017.

•	Employer Services revenue was $82.7 million, down 3 percent compared to the first quarter of 2017.

Global Consumer Solutions first quarter results

•
Revenue was $103.2 million in the first quarter of 2018, down 3 percent compared to the first quarter of 2017 and down 4 percent on a local currency basis. Operating margin was 29.2 percent in the first quarter of 2018 compared to 29.1 percent in the first quarter of 2017. Adjusted EBITDA margin was 33.8 percent compared to 31.7 percent in the first quarter of 2017.

Adjusted EPS and Adjusted EBITDA Margin

•
Adjusted EPS attributable to Equifax was $1.43 in the first quarter of 2018, down 1 percent compared to the first quarter of 2017. This financial measure for 2018 excludes the cybersecurity incident related costs and for 2017 excludes Veda acquisition related amounts and adjustments for uncertain tax positions related to the settlement of an income tax audit. The financial measure for both 2018 and 2017 excludes acquisition-related amortization expense, net of associated tax impacts and income tax effects of stock awards recognized upon vesting or settlement. These items are described more fully in the attached Q&A.

•
Adjusted EBITDA margin was 33.5 percent in the first quarter of 2018, compared to 36.0 percent in the first quarter of 2017. These financial measures for 2018 and 2017 have been adjusted for certain items, including costs related to the cybersecurity incident, which affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

Cost Related to the Cybersecurity Incident

During the first quarter ended March 31, 2018, the Company recorded expenses, net of insurance recoveries of $68.7 million related to the cybersecurity incident announced in September of 2017. Costs related to the cybersecurity incident include incremental costs to transform our Information Technology Infrastructure and Data Security; legal fees and professional services costs to investigate the cybersecurity incident and respond to legal, government and regulatory claims; as well as cost to provide the free product and related support to the consumer.

About Equifax

Equifax is a global information solutions company that uses unique data, innovative analytics, technology and industry expertise to power organizations and individuals around the world by transforming knowledge into insights that help make more informed business and personal decisions.
Headquartered in Atlanta, Ga., Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor's (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 10,400 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 26, 2018 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for costs related to the cybersecurity incident announced September 7, 2017, acquisition-related amortization expense, net of tax, acquisition-specific transaction and due diligence expense, as well as integration expense through Q1 2017 following the closure of the acquisition of Veda, the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value, the income tax effects of stock awards that are recognized upon vesting or settlement and adjustments for uncertain tax positions related to the recent settlement of an income tax audit. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include the impact of the cybersecurity incident announced September 7, 2017 and the resulting government investigations, litigation and other impacts on our business and results of operations; the Tax Cuts and Jobs Act of 2017; adverse or uncertain economic conditions and changes in credit and financial markets; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority ("FCA") and Information Commissioner's Office of our debt collections services and core credit reporting businesses in the U.K. and oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission ("ACCC") and other regulatory entities of our credit reporting business in Australia;

federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General, the FCA, the ACCC or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2018	2017
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$865.7	$832.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	342.8	300.8
Selling, general and administrative expenses	300.5	241.5
Depreciation and amortization	78.2	71.3
Total operating expenses	721.5	613.6
Operating income	144.2	218.6
Interest expense	(23.9)	(24.2)
Other income, net	2.9	1.3
Consolidated income before income taxes	123.2	195.7
Provision for income taxes	(29.4)	(40.3)
Consolidated net income	93.8	155.4
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(2.9)	(2.1)
Net income attributable to Equifax	$90.9	$153.3
Basic earnings per common share:
Net income attributable to Equifax	$0.76	$1.28
Weighted-average shares used in computing basic earnings per share	120.2	120.0
Diluted earnings per common share:
Net income attributable to Equifax	$0.75	$1.26
Weighted-average shares used in computing diluted earnings per share	121.3	121.9
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$249.3	$336.4
Trade accounts receivable, net of allowance for doubtful accounts of $10.2 and $9.1 at March 31, 2018 and December 31, 2017, respectively	487.5	444.8
Prepaid expenses	97.6	94.3
Other current assets	83.0	122.9
Total current assets	917.4	998.4
Property and equipment:
Capitalized internal-use software and system costs	462.9	427.9
Data processing equipment and furniture	318.7	306.6
Land, buildings and improvements	213.8	212.5
Total property and equipment	995.4	947.0
Less accumulated depreciation and amortization	(404.5)	(380.0)
Total property and equipment, net	590.9	567.0
Goodwill	4,221.4	4,184.0
Indefinite-lived intangible assets	94.9	95.0
Purchased intangible assets, net	1,219.2	1,247.0
Other assets, net	152.3	142.0
Total assets	$7,196.1	$7,233.4
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$888.5	$965.3
Accounts payable	106.7	110.3
Accrued expenses	181.0	160.9
Accrued salaries and bonuses	62.0	119.4
Deferred revenue	110.7	108.4
Other current liabilities	190.0	209.2
Total current liabilities	1,538.9	1,673.5
Long-term debt	1,739.6	1,739.0
Deferred income tax liabilities, net	304.9	305.1
Long-term pension and other postretirement benefit liabilities	172.4	175.8
Other long-term liabilities	103.4	101.0
Total liabilities	3,859.2	3,994.4
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2018 and December 31, 2017; Outstanding shares - 120.3 and 120.1 at March 31, 2018 and December 31, 2017, respectively	236.6	236.6
Paid-in capital	1,336.6	1,332.7
Retained earnings	4,653.1	4,600.6
Accumulated other comprehensive loss	(366.8)	(412.0)
Treasury stock, at cost, 68.4 shares and 68.6 shares at March 31, 2018 and December 31, 2017, respectively	(2,578.9)	(2,577.6)
Stock held by employee benefit trusts, at cost, 0.6 shares at March 31, 2018 and December 31, 2017	(5.9)	(5.9)
Total Equifax shareholders' equity	3,274.7	3,174.4
Noncontrolling interests including redeemable noncontrolling interests	62.2	64.6
Total equity	3,336.9	3,239.0
Total liabilities and equity	$7,196.1	$7,233.4

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$93.8	$155.4
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	79.0	72.1
Stock-based compensation expense	12.8	18.7
Deferred income taxes	(2.7)	(2.6)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(39.6)	(22.7)
Other assets, current and long-term	37.9	(29.2)
Current and long term liabilities, excluding debt	(61.6)	(88.0)
Cash provided by operating activities	119.6	103.7
Investing activities:
Capital expenditures	(56.2)	(50.3)
Acquisitions, net of cash acquired	(13.9)	(7.3)
Cash received from sale of asset	—	8.6
Cash used in investing activities	(70.1)	(49.0)
Financing activities:
Net short-term (repayments) borrowings	(76.8)	46.4
Payments on long-term debt	—	(50.0)
Dividends paid to Equifax shareholders	(46.9)	(46.9)
Dividends paid to noncontrolling interests	(2.4)	(1.9)
Proceeds from exercise of stock options	2.2	9.4
Payment of taxes related to settlement of equity awards	(12.5)	(20.3)
Purchase of redeemable noncontrolling interests	(0.4)	—
Payment of contingent consideration	(1.5)	—
Cash used in financing activities	(138.3)	(63.3)
Effect of foreign currency exchange rates on cash and cash equivalents	1.7	2.5
Decrease in cash and cash equivalents	(87.1)	(6.1)
Cash and cash equivalents, beginning of period	336.4	129.3
Cash and cash equivalents, end of period	$249.3	$123.2

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three months ended March 31,
					Local Currency
Operating revenue:	2018	2017	$ Change	% Change	% Change*
Online Information Solutions	$219.7	$225.2	$(5.5)	(2)%
Mortgage Solutions	41.7	38.6	3.1	8%
Financial Marketing Services	45.5	46.3	(0.8)	(2)%
Total U.S. Information Solutions	306.9	310.1	(3.2)	(1)%
Asia Pacific	82.4	72.0	10.4	14%	11%
Europe	70.6	61.7	8.9	15%	1%
Latin America	56.0	51.0	5.0	10%	15%
Canada	35.5	31.5	4.0	13%	8%
Total International	244.5	216.2	28.3	13%	9%
Verification Services	128.4	115.1	13.3	12%
Employer Services	82.7	84.9	(2.2)	(3)%
Total Workforce Solutions	211.1	200.0	11.1	6%
Global Consumer Solutions	103.2	105.9	(2.7)	(3)%	(4)%
Total operating revenue	$865.7	$832.2	$33.5	4%	3%
 *Reflects percentage change in revenue conforming 2018 results using 2017 exchange rates.

nm - not meaningful.

2.    What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue is as follows:

	Three months ended March 31, 2018
	Operating Revenue
(In millions)	Amount	%
Asia Pacific	$2.8	4%
Europe	8.1	13%
Latin America	(2.7)	(5)%
Canada	1.6	5%
Global Consumer Solutions	1.2	1%
Total	$11.0	1%

3. What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 23.9% and 20.6% for the three months ended March 31, 2018 and March 31, 2017, respectively. Although the statutory U.S. income tax rate applicable to corporations decreased in 2018 compared to 2017 due to the Tax Act that was enacted in the fourth quarter of 2017, our effective income tax rate in the first quarter of 2017 was lower than the first quarter of 2018 because the prior year period was more favorably impacted by the tax benefit from equity awards and the settlement of an income tax examination.

4. What is included in the costs related to the September 2017 cybersecurity incident?

Costs related to the cybersecurity incident are defined as incremental costs to transform our Information Technology Infrastructure and Data Security; legal fees and professional services costs to investigate the cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer.

During the first quarter of 2018, we recorded $68.7 million ($50.6 million, net of tax) for expenses related to the cybersecurity incident and incremental information technology ("IT") and data security costs. The components of the costs are as follows:

(in millions)	Three Months Ended March 31, 2018
IT and data security	$45.7
Legal and investigative fees	28.9
Product liability	4.1
Insurance recoveries	(10.0)
Total	$68.7

In the first quarter of fiscal 2018, the Company recorded a total of $78.7 million of pretax expenses related to the cybersecurity incident and incremental IT and data security costs. The $45.7 million of IT and data security costs include incremental costs to transform our IT infrastructure and improve application, network, and data security, and the costs of development and launch of Lock and AlertTM. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $28.9 million of legal and investigative fees include legal fees and professional services costs to investigate the cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the cybersecurity incident. The $4.1 million of product liability costs include the expected costs of fulfillment of TrustedID Premier and support of consumers using TrustedID Premier.
Since the announcement of the cybersecurity incident in September 2017, we have incurred a total of $242.7 million of expenses related to the incident and incremental IT and data security costs.
We maintain $125 million of cybersecurity insurance coverage, above a $7.5 million deductible, to limit our exposure to losses such as those related to the cybersecurity incident. During the three months ended March 31, 2018, the Company has recorded a receivable of $10.0 million. Since the announcement of the cybersecurity incident in September 2017, we have recorded insurance recoveries of $60.0 million and received payments of $50.0 million for costs incurred to date.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for Veda acquisition related amounts other than acquisition-related amortization, the income tax effect of stock awards recognized upon vesting or settlement, cybersecurity incident related costs, adjustments for uncertain tax positions, income tax adjustments, and acquisition-related amortization expense:

	Three Months Ended March 31,
(In millions, except per share amounts)	2018	2017	$ Change	% Change
Net income attributable to Equifax	$90.9	$153.3	$(62.4)	(41)%
Acquisition-related amortization expense of certain acquired intangibles (1)	42.2	45.0	(2.8)	(6)%
Cybersecurity incident related costs (2)	68.7	—	68.7	nm
Veda acquisition related amounts other than acquisition-related amortization (3)	—	11.4	(11.4)	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (4)	(3.0)	(14.9)	11.9	(80)%
Adjustments for uncertain tax positions (5)	—	(8.3)	8.3	nm
Tax impact of adjustments (6)	(25.1)	(11.0)	(14.1)	nm
Net income attributable to Equifax, adjusted for items listed above	$173.7	$175.5	$(1.8)	(1)%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.43	$1.44	$(0.01)	(1)%
Weighted-average shares used in computing diluted EPS	121.3	121.9

nm - not meaningful

(1)
During the first quarter of 2018, we recorded acquisition-related amortization expense of certain acquired intangibles of $42.2 million ($35.2 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $7.0 million of tax is comprised of $10.9 million of tax expense net of $3.9 million of a cash income tax benefit. During the first quarter of 2017, we recorded acquisition-related amortization expense of certain acquired intangibles of $45.0 million ($36.4 million, net of tax). The $8.6 million of tax is comprised of $14.8 million of tax expense net of $6.2 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)	During the first quarter of 2018, we recorded $68.7 million ($50.6 million, net of tax) for expenses related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)
During the first quarter of 2017, we recorded $11.4 million ($9.0 million, net of tax, which includes a valuation allowance adjustment of $1.0 million reflected in income tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $11.7 million related to integration costs in operating income, and $0.3 million related to foreign currency gain included in other income, net. See the Notes to this reconciliation for additional detail.

(4)
During the first quarter of 2018, we recorded a tax benefit of $3.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2017, we recorded a tax benefit of $14.9 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(5)
During the first quarter of 2017, we recorded a tax benefit of $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. See the Notes to this reconciliation for additional detail.

(6)
During the first quarter of 2018, we recorded the tax impact of adjustments of $25.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $7.0 million ($10.9 million of tax expense net of $3.9 million of cash income tax benefit) and (ii) a tax adjustment of $18.1 million related to expenses for the cybersecurity incident.

During the first quarter of 2017, we recorded the tax impact of adjustments of $11.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $8.6 million ($14.8 million of tax expense net of $6.2 million of cash income tax benefit), and (ii) a tax adjustment of $2.4 million for Veda acquisition related amounts other than acquisition related amortization.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, excluding cybersecurity incident related costs, Veda acquisition related amounts, income taxes, interest expense, net and depreciation and amortization expense, and presentation of adjusted EBITDA margin:

	Three Months Ended March 31,
(in millions)	2018	2017	$ Change	% Change
Revenue	$865.7	$832.2	$33.5	4%
Net income attributable to Equifax	$90.9	$153.3	$(62.4)	(41)%
Income taxes	29.4	40.3	(10.9)	(27)%
Interest expense, net*	22.8	23.5	(0.7)	(3)%
Depreciation and amortization	78.2	71.3	6.9	10%
Veda acquisition related amounts (1)	—	11.4	nm	nm
Cybersecurity incident related costs (2)	68.7	—	nm	nm
Adjusted EBITDA, excluding the items listed above	$290.0	$299.8	$(9.8)	(3)%
Adjusted EBITDA margin	33.5%	36.0%

nm - not meaningful
*Excludes interest income of $1.1 million in 2018 and $0.7 million in 2017.

(1)
During the first quarter of 2017, we recorded $11.4 million ($9.0 million, net of tax, which includes a valuation allowance adjustment of $1.0 million reflected in income tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $11.7 million related to integration costs in operating income, and $0.3 million related to foreign currency gain included in other income, net. See the Notes to this reconciliation for additional detail.

(2)	During the first quarter of 2018, we recorded $68.7 million ($50.6 million, net of tax) for expenses related to the cybersecurity incident. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income to Adjusted EBITDA, excluding cybersecurity incident related costs, Veda acquisition related amounts, income taxes, depreciation and amortization expense, other income, net, noncontrolling interest, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three months ended March 31, 2018
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$306.9	$244.5	$211.1	$103.2	—	$865.7
Operating Income	110.9	36.7	90.1	30.1	(123.6)	144.2
Depreciation and Amortization	20.8	29.9	11.8	3.9	11.8	78.2
Other income/(expense), net**	0.5	3.8	—	—	(2.5)	1.8
Noncontrolling interest	—	(2.9)	—	—	—	(2.9)
Adjustments (1)	3.2	4.3	1.4	0.9	58.9	68.7
Adjusted EBITDA	$135.4	$71.8	$103.3	$34.9	$(55.4)	$290.0
Operating Margin	36.1%	15.0%	42.7%	29.2%	nm	16.7%
Adjusted EBITDA Margin	44.1%	29.4%	48.9%	33.8%	nm	33.5%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $58.9 million.
**Excludes interest income of $1.1 million in International.

(In millions)	Three months ended March 31, 2017
	U.S. Information Solutions	International	Workforce Solutions	Global Consumer Solutions	General Corporate Expense*	Total

Revenue	$310.1	$216.2	$200.0	$105.9	—	$832.2
Operating Income	129.7	29.8	89.5	30.8	(61.2)	218.6
Depreciation and Amortization	20.8	28.1	10.9	2.8	8.7	71.3
Other income/(expense), net**	0.3	2.1	—	—	(1.8)	0.6
Noncontrolling interest	—	(2.1)	—	—	—	(2.1)
Adjustments (1)	—	9.5	—	—	1.9	11.4
Adjusted EBITDA	$150.8	$67.4	$100.4	$33.6	$(52.4)	$299.8
Operating Margin	41.8%	13.8%	44.7%	29.1%	nm	26.3%
Adjusted EBITDA Margin	48.6%	31.2%	50.2%	31.7%	nm	36.0%

nm - not meaningful
*General Corporate Expense includes non-recurring adjustments of $1.9 million.
**Excludes interest income of $0.7 million in International.

(1)	During the first quarter of 2018, we recorded $68.7 million ($50.6 million, net of tax) for expenses related to the cybersecurity incident.

During the first quarter of 2017, we recorded $11.4 million ($9.0 million, net of tax, which includes a valuation allowance adjustment of $1.0 million reflected in income tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $11.7 million related to integration costs in operating income, and $0.3 million related to foreign currency gain included in other income, net. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for costs related to the cybersecurity incident - We recorded $68.7 million ($50.6 million, net of tax) during the first quarter of 2018 associated with the costs to investigate the cybersecurity incident, legal fees to respond to subsequent litigation, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our Information Technology Infrastructure and Data Security. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Veda acquisition related amounts for transaction and due diligence expenses incurred as a direct result of the acquisition, as well as integration expense in the first year following the closure of the acquisition - During the first quarter of 2017, we recorded $11.4 million ($9.0 million, net of tax, which includes a valuation allowance adjustment of $1.0 million reflected in income tax) for Veda acquisition related amounts other than acquisition-related amortization, of which $11.7 million related to integration costs in operating income, and $0.3 million related to foreign currency gain included in other income, net. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the first quarter of 2018, we recorded a tax benefit of $3.0 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2017, we recorded a tax benefit of $14.9 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2018 because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments for uncertain tax positions - During the first quarter of 2017, we recorded a tax benefit of $8.3 million related to adjustments from uncertain tax positions resulting from the completion of examinations of historical tax returns. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2017 because a benefit of such an amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and Adjusted EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.